Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2005, relating to the financial statements of HPL Consolidation LP, appearing in the Current Report on Form 8-K/A of Energy Transfer Partners, L.P. dated March 17, 2005, and to the reference to us under the heading “Experts” in this Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

March 21, 2005